FORM OF
                        FIRST AMENDMENT TO
                     ADMINISTRATIVE AGREEMENT

     This First Amendment to the Administrative Agreement by and between The CornerCap Group of Funds (the "Trust") and Fortune Fund Administration, Inc. (the "Administrator"), dated as of December 6, 1996 (the "Administrative Agreement"), is made as of ______________, 1998.

                       W I T N E S S E T H:

     WHEREAS, the Administrator acts as distributor and principal
Administrator for the Trust pursuant to the Administrative
Agreement;

     NOW, THEREFORE, in consideration of these premises, the mutual covenants and agreements hereinafter contained and other good and valuable consideration, the amount and sufficiency of which are hereby acknowledged, the Trust and Administrator agree as follows:

1. FEES AND EXPENSES. Notwithstanding any contrary provision in the Administrative Agreement, CornerCap Investment Counsel, Inc. will pay any and all fees and reimburse any and all expenses (the "Fees and Expenses") due and payable to the Administrator by the Trust under Section 9 and any other terms of the Administrative Agreement. The Trust is not responsible for the Fees and Expenses after the date of this amendment to the Administrative Agreement.

2.   NO FURTHER AMENDMENTS.  Except as amended herein, the
Administrative Agreement shall continue in full force and effect pursuant to its terms.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Administrative Agreement to be executed by their duly authorized officers as of the day and year first above written.

FORTUNE FUND ADMINISTRATION, INC.     THE CORNERCAP GROUP OF FUNDS


By:_________________________          By:__________________________
Title:______________________          Title:_______________________

Attest:                               Attest:

By:_________________________          By:__________________________
Title:______________________          Title:_______________________

ACKNOWLEDGED AND ACCEPTED BY:

CORNERCAP INVESTMENT
COUNSEL, INC.

By:__________________________
Title:_______________________